UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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RESOURCE CAPITAL CORP.

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RESOURCE CAPITAL CORP.

712 Fifth Avenue New York, NY 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, May 29, 2014

To the Stockholders of RESOURCE CAPITAL CORP.:

Notice is hereby given that the annual meeting of stockholders of RESOURCE CAPITAL CORP., a Maryland corporation, will be held at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania, on Thursday, May 29, 2014, at 9:00 a.m. (the “Meeting”), for the following purposes:

1.	To elect the ten directors named in the enclosed proxy statement to serve until the next annual meeting of stockholders in 2015.

2.	To approve a proposal to adopt the Resource Capital Corp. Amended and Restated Omnibus Equity Compensation Plan.

3.	To approve, in an advisory (non-binding) vote, the Resource Capital Corp. 2013 compensation program for its named executive officers.

4.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for Resource Capital Corp. for the fiscal year ending December 31, 2014.

5.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on our books at the close of business on April 8, 2014, which we refer to as the record date, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days before the Meeting at our offices at 712 Fifth Avenue, New York, New York 10019. The stock transfer books will not be closed.

By order of the Board of Directors,

Michael S. Yecies, Secretary

April 15, 2014

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Meeting, and whatever the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card. Please use the accompanying return envelope, which requires no postage if mailed in the United States.

If you plan to attend the Meeting, you need to bring a form of personal identification with you. If your stock is held of record by a bank, broker or other nominee, you also need to bring an account statement indicating that you beneficially own the shares as of the record date, or a letter from the record holder indicating that you beneficially own the shares as of the record date, and, if you wish to vote at the meeting, you must first obtain from the record holder a proxy issued in your name.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2014: The proxy statement and our 2013 annual report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=192004&p=proxy.

RESOURCE CAPITAL CORP.

712 Fifth Avenue New York, NY 10019

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 29, 2014

ABOUT THE MEETING

Solicitation of Proxies. This proxy statement and the accompanying proxy are furnished to stockholders of Resource Capital Corp. in connection with the solicitation by our Board of Directors, which we refer to as the Board, of proxies for use at the 2014 annual meeting of stockholders of Resource Capital Corp., which we refer to as the Meeting, to be held on May 29, 2014, at 9:00 a.m. at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania, and at any and all adjournments thereof.

Mailing Date. In accordance with rules and regulations adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy via the internet, telephone or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 15, 2014.

Who Can Vote. Only kholders of record of our common stock at the close of business on April 8, 2014 will be entitled to notice of and to vote at the Meeting. Each of the approximately 128,577,980 shares of our common stock issued and outstanding on that date is entitled to one vote on each matter that comes before the Meeting.

How to Vote — Proxy Instructions. If you are a holder of record of Resource Capital Corp. common stock, you may vote your shares over the Internet, by telephone, by using a traditional proxy card or in person at the Meeting. Refer to the Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card to see which options are available to you and how to use them. Stockholders who hold their shares in “street name” will receive a Notice of Internet Availability of Proxy Materials from the institution that holds their shares and should follow the voting instructions given by that institution.

You may specify whether your shares should be voted for, against or whether you abstain on each of the following: the election of directors (Proposal 1), the adoption of the Resource Capital Corp. Amended and Restated Omnibus Equity Compensation Plan (the “Omnibus Plan”) (Proposal 2), the approval of our 2013 executive compensation program (Proposal 3), and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4).

If you do not specify how you want to vote your shares on your proxy card, or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, and your shares are not designated as broker non-votes, we will vote them “For” the election of all nominees for director as set forth in Proposal 1 below, “For” adoption of the Omnibus Plan as set forth in Proposal 2 below, and “For” ratification of approval of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 as set forth in Proposal 4 below. If you do not specify how you want to vote your shares on Proposal 3 below, the advisory vote on the 2013 compensation program for our named executive officers, your votes will be counted as abstentions.

Broker Non-Votes. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Generally banks and brokers may vote their customers’ shares on proposals considered “routine” and may not vote their customers’ shares on proposals that are not considered “routine” if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposals 1, 2 and 3 described below are not considered “routine” matters. Proposal 4 described below is considered a “routine” matter.

Revocation of Proxies. If you are a holder of record, you may revoke your proxy at any time before it is exercised in any of three ways:

1)	by submitting written notice of revocation to our Secretary;

2)	by submitting another proxy by mail that is later dated and properly signed; or

3)	by voting in person at the Meeting.

If your shares are held in street name, you must contact your broker or nominee to revoke and vote your proxy.

Quorum. A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the stockholders at the Meeting are present, in person or by proxy. Broker non-votes and abstentions are counted as present at the Meeting for purposes of determining the existence of a quorum, but since they are neither a vote cast in favor of, nor a vote cast opposing, a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any matter, except with respect to matters subject to New York Stock Exchange approval standards (such as Proposal 2) where abstentions are deemed to be votes cast for New York Stock Exchange, or NYSE, compliance purposes.

Required Vote. In order to be elected as a director in an election which is not a contested election, a nominee must receive a majority of all of the votes cast at the Meeting at which a quorum is present. Under our bylaws, the election described in Proposal 1, below, is not a contested election.

In order to approve the adoption of the Omnibus Plan as described in Proposal 2 below, our 2013 compensation program for our named executive officers as described in Proposal 3 below and the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2014 as described in Proposal 4 below, the affirmative vote of the holders of at least a majority of the shares present in person or by proxy at the Meeting is required. The number of shares not voted for approval, broker non-votes and the number of abstention votes cast will be counted as votes against these proposals.

Other Business. We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Costs. We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of our common stock at our expense.

Householding of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold common stock directly. Requests should be addressed to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Attention: Shareholder Services Department, or by calling 1-800-937-5449 (718-921-8200 for foreign stockholders). We will promptly furnish a separate copy of the proxy statement upon a written or oral request by a stockholder currently subject to householding.

SECURITY OWNERSHIP

The following table sets forth the number and percentage of shares of common stock owned, as of April 8, 2014, by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each of our present directors and director nominees, (c) each of our executive officers and (d) all of our named executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

	Shares owned	Percentage
Executive officers and directors:(2)
Walter T. Beach (4)(5)	480,185	*
Edward E. Cohen (1)(3)(6)	625,053	*
Jonathan Z. Cohen (1)(3)(6)	1,673,626	1.30%
Richard L. Fore (5)	11,275	*
William B. Hart (5)	49,609	*
Gary Ickowicz (5)	32,251	*
Steven J. Kessler (1)(3)	150,842	*
Murray S. Levin (5)	43,609	*
P. Sherrill Neff (5)	19,819	*
Stephanie H. Wiggins (5)	5,485	*
Eldron C. Blackwell	—	*
Jeffrey D. Blomstrom (1)(3)	230,922	*
David E. Bloom (1)(3)	403,051	*
Jeffrey F. Brotman (3)	261,925	*
David J. Bryant (1)(3)	181,845	*
All executive officers and directors as a group (15 persons)	3,869,497	3.00%
Other owners of more than 5% of outstanding shares
Blackrock, Inc. (7)	9,782,071	7.61%
EJF Capital LLC (8)	9,073,670	7.06%
The Vanguard Group (9)	6,536,789	5.08%

*	Less than 1%.

(1)	Includes stock options to purchase common shares granted to certain officers and directors as follows: Mr. Blomstrom – 10,000; Mr. Bloom – 100,000; Mr. Bryant – 10,000; Mr. E. Cohen – 25,000; Mr. J. Cohen – 100,000; and Mr. Kessler – 10,000.
(2)	The address for all of our executive officers and directors is c/o Resource Capital Corp., 712 Fifth Avenue, 12th Floor, New York, New York 10019.
(3)	Includes unvested restricted stock as follows: (i) Mr. Blomstrom – 121,790 shares; Mr. Bloom – 148,668 shares; Mr. Brotman – 127,792 shares; Mr. Bryant – 53,748 shares; Mr. E. Cohen – 33,956 shares; Mr. J. Cohen – 543,813 shares; and Mr. Kessler – 14,273 shares; all of these shares vest 33.3% per year. Each such person has the right to receive distributions on and vote, but not to transfer, all such shares.
(4)	Includes (i) 427,833 shares purchased by Beach Asset Management, LLC, Beach Investment Counsel, Inc. and/or Beach Investment Management, LLC, investment management firms for which Mr. Beach is a principal for themselves or accounts managed by them and for which Mr. Beach possesses investment and/or voting power. The address for these investment management firms is Five Tower Bridge, 300 Barr Harbor Drive, Suite 220, West Conshohocken, Pennsylvania 19428.
(5)	Includes (i) 5,972 shares of restricted stock issued to Mr. Ickowicz on February 3, 2014, which vest on February 3, 2015; (ii) 6,872 shares of restricted stock issued to each of Messrs. Beach and Neff on March 10, 2014 which vest on March 10, 2015; (iii) 6,013 shares of restricted stock issued to each of Messrs. Hart and Levin on March 10, 2014 which vest on March 10, 2015; (iv) 6,044 shares of restricted stock issued to Mr. Fore on March 12, 2014 which vest on March 12, 2015; and (v) 5,485 shares of restricted stock issued to Ms. Wiggins on June 6, 2013 which vest on June 6, 2014. Each non-employee director has the right to receive distributions on and vote, but not to transfer, such shares.
(6)	Includes 300,000 shares held by a private charitable foundation of which Messrs. E. Cohen and J. Cohen serve as co-trustees. Messrs. E. Cohen and J. Cohen disclaim beneficial ownership of these shares.
(7)	This information is based on Form 13G filed with the SEC on January 30, 2014. Blackrock, Inc.’s address is 40 East 52nd Street, New York, NY 10022.
(8)	This information is based on Form 13G filed with the SEC on February 13, 2014. EJF Capital, LLC’s address is 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201.
(9)	This information is based on Form 13G filed with the SEC on February 12, 2014. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. Based solely on our review of the reports received by us, we believe that, during fiscal 2013, our officers, directors and greater than ten percent stockholders complied with all applicable filings requirements.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board, upon the recommendation of its Nominating and Governance Committee, has nominated Messrs. Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, Richard L. Fore, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin, P. Sherrill Neff and Ms. Stephanie H. Wiggins to serve as our directors until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The stockholders have the right to annually elect all ten director nominees to our Board.

The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. Beach, E. Cohen, J. Cohen, Fore, Hart, Ickowicz, Kessler, Levin, Neff and Ms. Wiggins. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for director as the Nominating and Governance Committee of the Board may recommend in the place of such nominee. The Board of Directors recommends that stockholders vote “FOR” all of the nominees.

Information is set forth below regarding the principal occupation of each Board nominee. There are no family relationships among the nominees except that Jonathan Z. Cohen, our President and Chief Executive Officer and a director, is a son of Edward E. Cohen, a director and our former Chairman.

Nominees for Election

Walter T. Beach, age 47, has been a director since March 2005. Mr. Beach has been Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm where, beginning in 1994, he was responsible for the firm’s investment decisions for its principal equity product. Before that he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm, and an analyst at Industry Analysis Group, an industry and economic consulting firm. Mr. Beach has served as a director of The Bancorp, Inc., a publicly-traded (NASDAQ: TBBK) bank holding company, and its subsidiary bank, The Bancorp Bank, since 1999. Mr. Beach also served as a director of Institutional Financial Markets, Inc. and its predecessor, Cohen & Company, a publicly-traded (NYSE: IFMI) financial services company specializing in credit related fixed income investments, from December 2009 to September 2013.

Edward E. Cohen, age 75, has been a director since March 2005 and was our Chairman from March 2005 to November 2009. Mr. Cohen is Chairman of Resource America, the corporate parent of our manager, a position he has held since 1990. He was Resource America’s Chief Executive Officer from 1988 to 2004 and its President from 2000 to 2003. He has been the Chief Executive Officer of Atlas Energy GP, LLC, the general partner of Atlas Energy, L.P. (formerly known as Atlas Pipeline Holdings, L.P.), a publicly-traded (NYSE:ATLS) energy limited partnership, from its formation in December 2005 until February 2009, Chief Executive Officer and President since February 2011 and Chairman from December 2005 through February 2011. He was also the Chairman and Chief Executive Officer of Atlas America, Inc., a publicly-traded energy company, from its formation in 2000 until its sale in February 2011, and was President from September 2000 to October 2009. He has also been the Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P., a publicly-traded (NYSE: APL) midstream natural gas gathering and processing limited partnership, since its formation in 1999, and was Chief Executive Officer from 1999 to January 2009. He has also been the Chairman of the Managing Board and Chief Executive Officer of Atlas Resource Partners GP, LLC, the general partner of Atlas Resource Partners, L.P., a publicly-traded (NYSE: ARP) oil and gas exploration and production limited partnership, since February 2012. Mr. Cohen has also served as Chairman of the Board of Brandywine Construction & Management, Inc. (a property management company) since 1994.

Jonathan Z. Cohen, age 43, has been our Chief Executive Officer, President and a director since March 2005. Mr. Cohen has been President since 2003, Chief Executive Officer since 2004 and a director since 2002 of Resource America. He was Chief Operating Officer of Resource America from 2002 to 2004, Executive Vice President from 2001 to 2003, and a Senior Vice President from 1999 to 2001. He has been the Executive Chairman of Atlas Energy GP, LLC since January 2012, was Chairman from February 2011 to January 2012 and Vice Chairman from its formation in December 2005 to February 2011. He was also the Vice Chairman of Atlas America, Inc. from its formation in 2000 to its sale in February 2011. He has also been the Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC since its formation in 1999 and Vice Chairman of the Board of Atlas Resource Partners, GP, LLC since February 2012.

Richard L. Fore, age 69, has been a director since March 2013. Mr. Fore has been Chairman and Chief Executive Officer of Fore Property Company, a national real estate development company that builds, owns and manages multi-family residences throughout the United States, since 1994. Prior to founding Fore Property Company, he was a partner at Lincoln Property Company. Mr. Fore co-founded the National Multi Housing Council, the leading trade association in the apartment industry, in 1978. He was also appointed to the Presidential Housing Commission by President Reagan. Mr. Fore served in the U.S. Department of Housing and Urban Development during the President Nixon and President Ford administrations.

William B. Hart, age 70, has been a director since March 2005. Mr. Hart was Chairman of the Board of Trustees of the National Trust for Historic Preservation from 1999 to 2004. He was also a director of Anthem, Inc. (now Wellpoint, Inc.), a publicly-traded (NYSE: WLP) health insurance company, from 2000 to 2004. Mr. Hart was Director of SIS Bancorp from 1995 to 2000. From 1988 to 1999, Mr. Hart served in various positions with Blue Cross/Blue Shield of New Hampshire, ending as Chairman of the Audit Committee and Chairman of the Board of Directors from 1996 to 1999. He also served as President of the Foundation for the National Capital Region, Washington, DC, from 1993 to 1996 and President of The Dunfey Group, a private investment firm, from 1986 to 1998. From 1986 to 1994 he was a director of First NH Banks where he was Chairman of the Audit Committee from 1992 to 1994.

Gary Ickowicz, age 58, has been a director since February 2007. Mr. Ickowicz has been the Managing Partner of IR Capital LLC, a real estate company that owns and operates real estate assets in the New York Metropolitan area, since 2008. He was a Managing Principal of Lazard Freres Real Estate Investors, a manager of funds invested in debt and equity securities of North American real estate assets and enterprises from 2001 to 2011. He was a director of Lazard Freres’s real estate investment banking unit from 1989 through 2001. Since 2000 he has been a director of Grant Street Settlement, and since 2002 he has been a director of NCC/Neumann, both not-for-profit developers of senior housing. From 2001 to 2011, he was a director of Commonwealth Atlantic Properties, Inc., a privately-held real estate investment trust, or REIT. From 2001 to 2006 he was a director of Kimsouth, Inc., a joint venture with Kimco Realty Corporation, a publicly-traded (NYSE: KIM) REIT.

Steven J. Kessler, age 71, has been our Chairman since November 2009 and was our Senior Vice President—Finance from September 2005 to November 2009 and, before that, served as our Chief Financial Officer, Chief Accounting Officer and Treasurer from March 2005 to September 2005. Mr. Kessler has been Executive Vice President of Resource America since 2005 and was Chief Financial Officer from 1997 to December 2009 and Senior Vice President from 1997 to 2005. He was a Trustee of GMH Communities Trust, a then publicly-traded specialty housing REIT, from 2004 to 2008 when it was sold. He was Vice President—Finance and Acquisitions at Kravco Company, a then national shopping center developer and operator, from 1994 to 1997. From 1983 to 1993 he was employed by Strouse Greenberg & Co., a regional full service real estate company, ending as Chief Financial Officer and Chief Operating Officer. Before that, he was a partner at Touche Ross & Co. (now Deloitte LLP), independent public accountants.

Murray S. Levin, age 71, has been a director since March 2005. Mr. Levin is a senior litigation partner at Pepper Hamilton LLP, a law firm with which he has been associated since 1970. Mr. Levin served as the first American president of the Association Internationale des Jeunes Avocats (Young Lawyers International Association), headquartered in Western Europe. He is a past president of the American Chapter and a member of the board of governors of the Union Internationale des Avocats (International Association of Lawyers), a Paris-based organization that is the world’s oldest international lawyers association.

P. Sherrill Neff, age 62, has been a director since March 2005. Mr. Neff is a founding partner of Quaker Partners, a health care venture and growth equity fund, and has been a Partner since 2002. From 1994 to 2002 he was President and Chief Financial Officer, and from 1994 to 2003, a director of Neose Technologies, Inc., a then publicly-traded life sciences company. Mr. Neff was also a director of The Bancorp, Inc., a publicly traded (NASDAQ: TBBK) bank holding company, from its formation in 1999 until 2002, and a director of Resource America from 1998 to 2005. Mr. Neff is on the boards of directors of five Quaker Partners’ portfolio companies, including Cempra, Inc., a publicly-traded (NASDAQ:CEMP) pharmaceutical company, since 2011, Ragado BioSciences, Inc., a publicly-traded (NASDAQ: RGDO) biopharmaceutical company, since 2005, and three other private portfolio companies. Mr. Neff was also a director of Amicus Therapeutics, a publicly-traded (NASDAQ: FOLD) biopharmaceutical company, from 2005 to 2011. Until 2013, he was a member of the board of directors of the National Venture Capital Association.

Stephanie H. Wiggins, age 48, has been a director since June 2013. Ms. Wiggins has been Executive Vice President and Chief Investment Officer for the AFL-CIO Housing Investment Trust since 2000. From 1997 to 2000 she served in various positions at Prudential Mortgage Capital Company (formerly WMF Group), culminating as Director and Senior Investment Officer. She previously served as a Senior Underwriter and Review Appraiser at Green Park Financial (currently d/b/a Walker & Dunlop). Ms. Wiggins is a member of the Urban Land Institute Council, National Housing Conference and Mortgage Bankers Association.

The board of directors has not adopted specific minimum qualifications for service on our board, but rather seeks a mixture of skills that are relevant to our business as an externally-managed REIT that focuses primarily upon investments in commercial real estate and commercial finance assets, principally loans and interests in loans. The following presents a brief summary of the attributes of each director and director nominee that led to the conclusion that he or she should serve as such:

Mr. Beach has extensive experience in finance and investment management and a strong financial background.

Mr. E. Cohen has lengthy experience in real estate and real estate finance (a principal business of Resource America), corporate finance (through the formation and funding of public companies such as Atlas Energy, Atlas America, Atlas Pipeline, and Resource America) and operations of both public and private companies, and is affiliated with the Manager.

Mr. J. Cohen has significant real estate, real estate finance and operational experience as an officer (currently Chief Executive Officer and President) and director of Resource America, and is affiliated with the Manager.

Mr. Fore has extensive experience in, and significant knowledge of, the real estate industry as a founder and principal of a national real estate company. Mr. Fore also has significant government experience, having served in government positions with three Presidential administrations.

Mr. Hart has extensive experience in finance and investment management, both as an officer and director of banks and insurance companies, as well as an officer of a private investment firm.

Mr. Ickowicz has broad real estate and real estate finance experience as a principal in the real estate operations of an international investment bank, as a director of a REIT and as a director of several real estate ventures.

Mr. Kessler has a significant financial and accounting background in real estate as the former Chief Financial Officer of Resource America and, previously, as a principal financial officer for a major operator of commercial real estate.

Mr. Levin has a lengthy and diverse legal background and has practiced complex litigation for over forty years.

Mr. Neff has significant experience in investments, operations and finance as a principal or officer of a venture fund and a public company and, prior thereto, as an investment banker.

Ms. Wiggins has extensive real estate finance experience, including underwriting, originating and valuing income-producing real estate, as an officer of several real estate companies.

Non-Director Executive Officers

Eldron C. Blackwell, age 35, has been our Vice President and Chief Accounting Officer since March 2014. Mr. Blackwell was the Assistant Controller for New Penn Financial, LLC, a residential mortgage lender, from March 2013 to March 2014. From September 2001 to March 2013, he was a Senior Manager in the audit practice of the global accounting firm Grant Thornton LLP. Mr. Blackwell serves on the Board of Directors of Freire Charter School in Philadelphia.

Jeffrey D. Blomstrom, age 45, has been our Senior Vice President since March 2005. Mr. Blomstrom has been President and Managing Director of Resource Financial Fund Management, Inc., an asset management subsidiary of Resource America, since 2003. Mr. Blomstrom serves as the head of collateral origination and as a member of the credit committee for Trapeza Capital, Resource America’s trust preferred securities collateral manager. From 2001 to 2003 Mr. Blomstrom was a

Managing Director at Cohen and Company, an investment banking firm. From 2000 to 2001 he was Senior Vice President of iATMglobal.net, Inc., an ATM software development company. Mr. Blomstrom was, from 1999 to 2000, an associate at Covington & Burling, a law firm, where he focused on mergers and acquisitions and corporate governance.

David E. Bloom, age 49, has been our Senior Vice President-Real Estate Investments since March 2005. Mr. Bloom has been Senior Vice President of Resource America since 2001. He has also been President of Resource Real Estate, Inc., a wholly-owned real estate subsidiary of Resource America, since 2004 and was President of Resource Capital Partners, a wholly-owned real estate subsidiary of Resource America, from 2002 to 2006. From 2001 to 2002 he was President of Resource Properties, a former real estate subsidiary of Resource America. Before that he was Senior Vice President at Colony Capital, LLC, an international real estate opportunity fund, from 1999 to 2001. From 1998 to 1999 he was Director at Sonnenblick-Goldman Company, a real estate investment bank. From 1995 to 1998 he was an attorney at the law firm of Willkie Farr & Gallagher, LLP.

Jeffrey F. Brotman, 50, has been our Executive Vice President since June 2009 and Executive Vice President of Resource America since June 2007. He was co-founder of Ledgewood, P.C. (a Philadelphia-based law firm) and affiliated with the firm from 1992 until June 2007, serving as managing partner from 1995 until March 2006. Mr. Brotman is also a non-active certified public accountant and an Adjunct Professor at the University of Pennsylvania Law School. Mr. Brotman was Chairman of the Board of Directors of TRM Corporation, a then publicly-traded consumer services company, from September 2006 until September 2008 and was its President and Chief Executive Officer from March 2006 through June 2007.

David J. Bryant, age 56, has been our Senior Vice President, Chief Financial Officer and Treasurer since June 2006 and was our Chief Accounting Officer from June 2006 to March 2014. From 2005 to 2006 Mr. Bryant served as Senior Vice-President, Real Estate Services, at Pennsylvania Real Estate Investment Trust, a publicly-traded (NYSE: PEI) REIT principally engaged in owning, managing, developing and leasing malls and strip centers in the eastern United States. From 2000 to 2005, Mr. Bryant served as PEI’s Senior Vice President—Finance and Treasurer, and was its principal accounting officer. From 1994 to 2000, Mr. Bryant was Vice President -Finance and Controller at PEI and its predecessor, The Rubin Organization. Mr. Bryant is also a certified treasury professional and a non-active certified public accountant.

Other Significant Employees

The following sets forth certain information regarding other significant employees of the Manager and Resource America who provide services to us:

Thomas C. Elliott, age 41, has been our Senior Vice President-Finance and Operations since September 2006 and, prior to that, was our Chief Financial Officer, Chief Accounting Officer and Treasurer from September 2005 to June 2006. He was our Senior Vice President—Assets and Liabilities Management from June 2005 until September 2005 and, before that, served as our Vice President—Finance from March 2005. Mr. Elliott has been Chief Financial Officer of Resource America since December 2009 and Senior Vice President since 2005. He was Senior Vice President—Finance and Operations of Resource America from 2006 to December 2009; Senior Vice President—Finance from 2005 to 2006 and Vice President—Finance from 2001 to 2005. From 1997 to 2001 Mr. Elliott was a Vice President at Fidelity Leasing, where he managed all capital market functions, including the negotiation of all securitizations and credit and banking facilities in the U.S. and Canada. Mr. Elliott also oversaw the financial controls and budgeting departments.

Alan F. Feldman, age 50, has been our Senior Vice President-Real Estate Investments since March 2005. Mr. Feldman has been Chief Executive Officer of Resource Real Estate since 2004 and Senior Vice President of Resource America since 2002. Mr. Feldman was President of Resource Properties from 2002 to 2005. From 1998 to 2002, Mr. Feldman was Vice President at Lazard Freres & Co., an investment banking firm, specializing in real estate mergers and acquisitions, asset and portfolio sales and recapitalization. From 1992 through 1998, Mr. Feldman was Executive Vice President of PREIT-RUBIN, Inc. the management subsidiary of Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. Before that, from 1990 to 1992, he was a Director at Strouse, Greenberg & Co., a regional full service real estate company.

Kevin M. Finkel, age 42, has been our Vice President—Real Estate Investments since 2006. He has been Senior Vice President of Resource America since 2013, Vice President of Resource America from 2008 to 2013, President of Resource Capital Partners, Inc. (a wholly-owned real estate subsidiary of Resource America) since 2006, and Vice President and Director of Acquisitions from 2004 to 2006. He has also been Executive Vice President of Resource Real Estate, Inc. since 2008, Director of Acquisitions since 2004 and Vice President from 2004 to 2008. Mr. Finkel joined Resource America as a consultant in 2002. He was an Investment Banking Associate at Barclays Capital from 1998 to 2000 and Investment Banking Associate and Analyst at Deutsche Bank Securities from 1994 to 1998.

Kyle Geoghegan, age 45, has been our Senior Vice President—Loan Originations since 2007. Mr. Geoghegan has been a Managing Director of Resource Real Estate Funding, Inc., a real estate subsidiary of Resource America, since July 2006. Mr. Geoghegan co-manages the whole loan origination platform for Resource Real Estate Funding and is based in Los Angeles. Mr. Geoghegan worked at Bear Stearns from January 1998 to May 2006, serving as a Managing Director who co-managed the Bear Stearns Commercial Mortgage office in Los Angeles. Prior to joining Bear Stearns, Mr. Geoghegan spent four years as a real estate loan officer at PNC Bank in Philadelphia, PA, primarily originating construction and bridge loans.

Shivan Govindan, age 41, has been a Vice President of Resource America since 2008, President of Resource Financial Institutions Group, Inc. (a wholly-owned subsidiary of Resource America) since 2008 and Vice President from 2005 to 2008, and Senior Vice President of Resource Financial Fund Management, Inc. (a wholly-owned subsidiary of Resource America) since 2006 and Vice President from 2004 to 2006. He was a Principal of Beehive Ventures, LLC (a Deutsche Bank-seeded private equity firm) from 2000 to 2004 and Director of Corporate Development at IQ Financial Systems (a Deutsche Bank Ventures portfolio company) from 1998 to 2000. He was an Associate in fixed income derivatives at Bankers Trust Securities from 1995 to 1998. He currently is Vice Chairman of First NBC Bank Holding Co. (Nasdaq: NBCB) and a Director of Colorado National Bancorp.

David Jansky, age 43, has been President of Resource Capital Markets, Inc., a subsidiary of Resource America, since April 2008. Mr. Jansky was head of Global ABS CDOs in the Structured Credit Products group at J.P. Morgan from 2005 to 2008. Prior thereto, he was an Executive Director at Credit Suisse First Boston from 2002 to 2005. Mr. Jansky was also responsible for structuring CDOs as a Vice President at Deutsche Bank from 1997 to 2000 and as an Associate at Merrill Lynch from 1996 to 1997.

Darryl Myrose, age 40, has been our Senior Vice President—Loan Originations since 2007. Mr. Myrose has been a Managing Director of Resource Real Estate Funding since July 2006. Mr. Myrose co-manages the whole loan origination platform for Resource Real Estate Funding and is based in Los Angeles. Mr. Myrose worked at Bear Stearns from April 1996 to May 2006, serving as a Managing Director who co-managed the Bear Stearns Commercial Mortgage office in Los Angeles. Prior to joining Bear Stearns, Mr. Myrose was employed with Clarion Advisors (formerly Jones Lang Wootton Realty Advisors) where he was an asset management analyst.

Joan M. Sapinsley, age 62, has been our Senior Vice President—CMBS since 2007. Ms. Sapinsley joined Resource Financial Fund Management, Inc. in February 2007 as Managing Director and manages our CMBS portfolio. Prior to joining Resource Financial Fund Management, Ms. Sapinsley was a Managing Director at Teachers Insurance and Annuity Association (TIAA), where she worked from 1992 through 2006 purchasing CMBS. She was responsible for all single borrower and single asset CMBS, as well as subordinate CMBS and B-notes. She also directed TIAA’s conduit origination and securitization activities. Before TIAA, Ms. Sapinsley was a Director in the Financial Services Group of Cushman & Wakefield, a global commercial real estate company, and a real estate consultant at Laventhol & Horwath, an accounting firm.

Michael S. Yecies, age 46, has been our Chief Legal Officer and Secretary since March 2005, Senior Vice President since July 2007 and was our Vice President from March 2005 to July 2007. Mr. Yecies has been Senior Vice President of Resource America since 2005, Chief Legal Officer and

Secretary since 1998 and was Vice President from 1998 to 2005. He was Chief Legal Officer and Secretary of Atlas Energy, Inc. and its predecessors (a publicly-traded energy company formerly owned by Resource America) from 1998 to 2006 and Chief Legal Officer and Secretary of Atlas Pipeline Partners GP, LLC from its formation in 1999 to 2006. From 1994 to 1998 he was an attorney at the international law firm of Duane Morris LLP.

CORPORATE GOVERNANCE

Our Board of Directors and Its Committees

Our common stock is listed on the NYSE under the symbol “RSO” and we are subject to the NYSE’s listing standards. The Board has determined that each of Messrs. Beach, Fore, Hart, Ickowicz, Levin, Neff and Ms. Wiggins satisfy the requirement for independence set out in Section 303A.02 of the rules of the NYSE and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the Board sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE rules.

The Board held a total of 14 meetings during fiscal 2013. Each of the directors attended at least 75% of the meetings of the Board and of the committees on which he or she served during fiscal 2013.

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Investment Committee. All of the members of each committee, other than the Investment Committee, are “independent” directors as that term is defined in the NYSE’s listing standards.

As set forth in our Corporate Governance Guidelines and in accordance with NYSE listing standards, the non-management directors have the opportunity to meet in executive sessions quarterly without management. The director who presides at these meetings is rotated. Interested parties wishing to communicate directly with the non-management directors may contact the chairman of the Audit Committee, P. Sherrill Neff, at Quaker BioVentures, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania 19104.

Audit Committee. The Audit Committee reviews the scope and effectiveness of audits by the internal and independent accountants, is responsible for the engagement of independent accountants, and reviews the adequacy of our internal financial controls. Members of the committee are Messrs. Neff (Chairman), Beach and Hart. The Board has determined that each member of the committee meets the independence standards for audit committee members set forth in the NYSE listing standards and in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that Messrs. Beach and Neff each qualifies as an “audit committee financial expert” as that term is defined in the NYSE and Exchange Act rules and regulations. The committee held four meetings during fiscal 2013. The Audit Committee charter is available on our website at www.resourcecapitalcorp.com, and we will provide a printed copy to any stockholder who requests it.

Compensation Committee. The principal functions of the Compensation Committee are to:

•	review the compensation payable to our directors;

•	review the compensation and fees payable to the Manager under our management agreement; and

•	administer the issuance of any stock or stock options issued to our employees and/or the employees of the Manager or Resource America who perform services for us.

Under our management agreement with the Manager and Resource America, the Manager assumes principal responsibility for managing our affairs and providing the personnel that we need to conduct our operations. The Manager and Resource America are responsible for paying the compensation of all such personnel and, consequently, such personnel do not receive separate compensation from us. However, we reimburse the Manager for all of the wages, salary and benefits established and paid by the Manager to our Chief Financial Officer, who is exclusively dedicated to our operations, 50% of the wages, salary and benefits established and paid by the Manager to our director of investor relations, who is 50% dedicated to our operations, and the proportionate share of the wages, salaries and benefits of other accounting professionals dedicated to our operations and approved by our Board. We also reimburse Resource America for all of the wages, salary and benefits established and paid by Resource America to our Chairman of the Board.

The members of the committee are Messrs. Beach (Chairman), Levin and Neff. The committee held one meeting during fiscal 2013. The Compensation Committee Charter is available on our website at www.resourcecapitalcorp.com, and we will provide a printed copy to any stockholder who requests it.

Nominating and Governance Committee. The Nominating and Governance Committee is appointed by the Board to:

•	assist it and us maintain an effective and knowledgeable Board, including assisting the Board by identifying individuals qualified to become directors and recommending to the Board the director nominees for the next annual meeting of stockholders and the directors to be appointed to the Audit, Compensation and Nominating and Governance Committees; and

•	develop and recommend for the Board’s consideration governance guidelines for us.

The committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a recommended nominee. The committee seeks to insure that the membership of the Board and each committee satisfies all relevant NYSE listing standard requirements, applicable laws and requirements of our governance documents. The committee seeks to achieve a mixture of skills which are all related to our business. The nature of the specific qualifications, qualities or skills that the committee may look for in any particular director nominee is dependent on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board.

The committee identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, if the nominating and governance committee or Board decides not to re-nominate a member for re-election, or if we decide to expand the Board, the committee identifies the desired skills and experience of a new nominee consistent with the nominating and governance committee’s criteria for Board service. Current members of the Board and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate potential nominees; however, we may in the future choose to do so.

The members of the committee are Messrs. Levin (Chairman), Beach and Hart. The committee held two meetings during fiscal 2013. Our Corporate Governance Guidelines and Nominating and Governance Committee charter are both available on our website at www.resourcecapitalcorp.com, and we will provide a printed copy to any stockholder who so requests it.

Stockholder Recommendations for Director Nominees. The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third-party search firms and other sources. In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the mixture of skills and experience of the members of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Governance Committee does not have a formal policy regarding the consideration of diversity in identifying candidates beyond being committed to ensuring that no person would be excluded from consideration for service as a director of ours as a result of their gender, race, religion, creed, sexual orientation or disability. The committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals for the 2015 Annual Meeting.” Recommendations should include the following:

•	such information as may be reasonably necessary to determine whether the director candidate is independent from the stockholder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Board; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NYSE.

The Board may also request such additional information concerning the proposed nominee as may be reasonably required to determine whether each person recommended by a stockholder meets the criteria discussed above and to enable us to make appropriate disclosures to stockholders.

Investment Committee. The Investment Committee reviews and considers our proposed investments. The Board as a whole reviews and considers our proposed investments equal to or in excess of $45.0 million, and all credit facilities or financing with recourse to us in excess of the amount of equity invested, and is advised of Company investments approved by the Investment Committee equal to or in excess of $30.0 million for informational purposes. The members of the committee are Messrs. J. Cohen (Chairman), Beach, Fore, Ickowicz and Kessler. The committee held eighteen meetings during fiscal 2013.

Communication with the Board. The Board has established a process for stockholders to send communications to it. Stockholders may communicate with the Board, or any director or committee chairperson, by writing to such parties in care of Michael S. Yecies, Senior Vice President, Chief Legal Officer and Secretary, Resource Capital Corp., 712 Fifth Avenue, New York, NY 10019. Communications addressed to the Board generally will be forwarded either to the appropriate committee chairperson, all directors or individual directors to whom the communication is addressed. Communications may be submitted confidentially and anonymously. Under certain circumstances, we may be required by law to disclose the information or identity of the person submitting the communication. There were no material actions taken by the Board as a result of communications received during fiscal 2013 from stockholders. Some concerns communicated to the Board also may be referred to our internal auditor or our Chief Legal Officer. The Chairman of the Board or the Chairman of the Audit Committee may direct that concerns be presented to the Audit Committee, or to the full Board, or that they otherwise receive special treatment, including retention of external counsel or other advisors.

Attendance at Annual Meetings. We do not have a formal policy regarding Board member attendance at our annual meeting of stockholders. All of our Board members attended last year’s annual meeting of stockholders and we anticipate that all of them will attend the Meeting.

Board Leadership Structure and Role in Risk Oversight

We have no specific policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Currently, Steven J. Kessler serves as Chairman of the Board and Jonathan Z. Cohen serves as Chief Executive Officer. The Board believes that our Corporate Governance Guidelines provide it with appropriate flexibility to determine from time to time the leadership structure that best enables us to pursue our business strategies and goals. The Board believes that its current leadership structure is appropriate in that it gives us the benefit of the significant expertise that both Messrs. Kessler and J. Cohen have in finance and real estate, as well as the working relationship they have developed in the past seventeen years.

Risk management, led by our officers and the Board, is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The Board’s role is to oversee this function. The Audit Committee enhances the Board’s oversight of risk management. The Audit Committee’s role is also one of oversight, recognizing that management is responsible for executing our risk management policies. The Audit Committee’s responsibilities include discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken.

Code of Ethics

We have adopted a code of business conduct and ethics applicable to all directors, officers and employees. We will provide to any person without charge, upon request, a copy of our code of conduct. Any such request should be directed to us as follows: Resource Capital Corp., 712 Fifth Avenue, New York, NY 10019, Attention: Secretary. Our code of conduct is also available on our website at www.resourcecapitalcorp.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of conduct by posting such information on our website, unless otherwise required by applicable law or regulation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Beach, Levin and Neff during fiscal 2013. None of such persons was an officer or employee of ours or any of our subsidiaries or affiliated companies during fiscal 2013 or was formerly an officer or employee of ours. None of our executive officers was a director or executive officer of any entity of which any member of the Compensation Committee was a director or executive officer during fiscal 2013.

Report of the Audit Committee

The Audit Committee has approved the following report.

In connection with its function of overseeing and monitoring our financial reporting process, the Audit Committee has done the following:

•	reviewed and discussed our consolidated financial statements for the fiscal year ended December 31, 2013 with our management;

•	discussed with our independent registered public accounting firm, Grant Thornton LLP, or Grant Thornton, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T; and

•	received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the audit committee concerning independence, and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton’s independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in the 2013 Form 10-K.

P. Sherrill Neff, Chairman

Walter T. Beach

William B. Hart

2013 NON-EMPLOYEE DIRECTOR COMPENSATION

Our 2013 compensation package for independent directors was comprised of cash (annual retainer) and restricted stock awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent our stockholders. Our compensation package is also designed to create alignment between our directors and our stockholders through the use of equity-based grants. For 2013, the Board approved compensation for each independent director consisting of an annual cash retainer of $65,000 and an annual stock award valued at approximately $35,000 on the date of grant, which is the anniversary of the date each of them became a director. In addition, the members of the investment committee, Messrs. Beach, Fore and Ickowicz, received an additional $100,000 in cash, members of the audit committee, Messrs. Neff, Beach and Hart, received an additional $10,000 in cash and members of the compensation committee, Messrs. Beach, Levin and Neff received an additional $5,000 in cash. Finally, the chairmen of the audit committee and compensation committee, Messrs. Neff and Beach, respectively, received an additional stock award valued at approximately $5,000.

We also reimburse Resource America for all of the wages, salary and benefits established and paid by Resource America to our Chairman of the Board. In fiscal 2013, we reimbursed Resource America $368,649 for Mr. Kessler’s compensation and related business expenses, since Resource America employs Mr. Kessler; Mr. Kessler, however, is dedicated exclusively to his service as our Chairman. Mr. Kessler had 15,037 shares of common stock vest in 2013 and realized $90,993 upon vesting. In addition, Mr. E. Cohen, the Chairman of the Board of Resource America, had 16,977 shares of common stock vest in 2013 and realized $103,729 upon vesting.

The following table sets forth director compensation for each of our independent directors and the Chairman of the Board of Resource America and the Chairman of our Board of Directors for 2013:

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total ($)
Walter T. Beach	180,000	39,999	219,999
Richard L. Fore	109,306	34,995	144,301
William B. Hart	75,000	34,994	109,993
Murray S. Levin	70,000	34,993	104,993
P. Sherrill Neff	80,000	39,999	119,999
Gary Ickowicz	165,000	34,992	199,992
Stephanie H. Wiggins	37,014	34,994	72,008
Edward E. Cohen	—	—	—
Steven J. Kessler	368,649	—	368,649

(1)	Table excludes Mr. J. Cohen, an NEO, whose compensation is set forth in the Summary Compensation Table.
(2)	Cash awards for Mr. Fore and Ms. Wiggins are prorated to their date of election to the Board of Directors on March 12, 2013 and June 6, 2013, respectively.
(3)	On February 1, 2013, Mr. Ickowicz was granted 3,582 shares based upon a price of $6.28, the closing price on that day. On March 8, 2013, Messrs. Beach, Hart, Levin and Neff, were each granted 3,393 shares valued at $6.63 per share, the closing price on that day. On March 12, 2013, Messrs. Beach and Neff were each granted 2,615 shares, Messrs. Hart, Levin and Ickowicz were each granted 1,868 shares, and Mr. Fore was granted 5,231 shares valued at $6.69, the closing price on that day. On June 6, 2013, Ms. Wiggins was granted 5,485 shares valued at $6.38 per share, the closing price on that day.

COMPENSATION DISCUSSION AND ANALYSIS

We are required to provide information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers. In the following discussion, we refer to our Chief Executive Officer, Chief Financial Officer and the other most highly-compensated executive officers whose compensation for fiscal 2013 exceeded $100,000 as our “Named Executive Officers” or “NEOs.”

Objectives of Our Compensation Program

We are externally managed by our Manager pursuant to a management agreement among our Manager, Resource America and us. All of our NEOs are employees of Resource America or our Manager. We have not paid, and do not intend to pay, any cash compensation to our NEOs, although we reimburse Resource America or our Manager, for the wages, salary and benefits established and paid to our Chairman and Chief Financial Officer. Our Compensation Committee has, from time to time, granted equity awards in the form of restricted stock, stock options or performance awards to our NEOs pursuant to our Amended and Restated 2007 Omnibus Equity Compensation Plan. These awards are designed to align the interests of our NEOs with those of our stockholders, by connecting their compensation to the performance of our stock and by allowing them to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are subject to time-based vesting requirements designed to promote the retention of management, incentivize long-term objectives and to achieve strong performance for our company. These awards further provide us flexibility in our ability to enable Resource America to attract, motivate and retain talented individuals for our Manager.

Setting Executive Compensation

Our NEOs are employees of Resource America, which determines the base salary, cash incentive compensation and grants of Resource America equity securities that is paid to our NEOs. Since we pay fees to our Manager pursuant to the management agreement, we believe that an unspecified portion of the base salary and cash incentive compensation paid to our NEOs is derived from such fees paid by us. We do not control how such fees are allocated by Resource America. We disclose the cash amounts paid by Resource America to our Chief Financial Officer (for which we reimburse Resource America), our only NEO who devotes his full business time to our affairs, in the Summary Compensation Table below.

When Resource America makes its determination of the amount of compensation it will award to one of our NEOs, including in particular the amount of Resource America securities that Resource America will grant as equity incentive compensation, Resource America also considers, but does not determine or control, the amount of our securities we propose to grant as equity incentive compensation to that NEO. Similarly, in determining the amount of equity incentive compensation we grant to one of our NEOs, our Compensation Committee considers, but does not determine, the compensation that Resource America proposes to grant to that NEO, including Resource America’s grant of Resource America securities as equity incentive compensation. Our respective Compensation Committees base their analyses and determinations upon recommendations submitted by Jonathan Z. Cohen, who is chief executive officer of both companies, for all of our NEOs other than himself. Resource America’s Compensation Committee determines the amount of compensation Resource America will award Mr. J. Cohen, while our Compensation Committee determines the amount of any Resource Capital equity incentive compensation we award to Mr. J. Cohen. Our analyses and determinations are not based upon any particular compensation matrix or formula, but instead are based upon qualitative evaluations by Mr. J. Cohen and the Compensation Committee. Our Compensation Committee does not make recommendations to Resource America as to the amount of compensation Resource America grants to our NEOs, nor does Resource America’s Compensation Committee make recommendations to us regarding the amount of equity incentive compensation awarded by us to our NEOs.

Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at www.resourcecapitalcorp.com. Our Compensation Committee determines compensation amounts after the end of our and Resource America’s fiscal year and makes equity awards near or after our and Resource America’s fiscal year end. Awards made after our fiscal year end are reflected in our Summary Compensation Table but not our Grants of Plan-Based Awards table until our following fiscal year. Our Compensation Committee has the discretion to issue equity awards at other times during our fiscal year.

Elements of Our Compensation Program

As described above, our NEOs do not receive cash compensation from us, although beginning in October 2009, we agreed to reimburse Resource America for the wages, salary and benefits of our Chief Financial Officer. In addition, we began reimbursing Resource America for the wages, salary and benefits of our Chairman in February 2010. However, our Compensation Committee has, from time to time, granted equity awards in the form of restricted stock, stock options or performance awards to our NEOs pursuant to our Amended and Restated 2007 Omnibus Equity Compensation Plan as follows:

Stock Options. Stock options provide value to the executive only if our stock price increases after the grants are made. Stock options typically vest 33.3% per year. No stock options have been granted to any of our NEOs since 2006.

Restricted Stock. Restricted stock grants reward stockholder value creation slightly differently than stock options: restricted stock units are impacted by all stock price changes, both increases and decreases. Restricted stock generally vests 33.3% per year and includes a right to receive dividends on unvested shares.

How We Determined 2013 Compensation

As discussed above, our Compensation Committee believes that it is important for our NEOs, who are employees of Resource America, to remain significantly aligned to our shareholders. Accordingly, we have traditionally made grants of restricted stock to such NEOs.

For 2013, such stock awards were materially less than in 2012. The grants will vest 33.33% per year over three years and included dividend equivalent rights. Our Compensation Committee analyzed the management agreement and reviewed how our operating costs compared to other REITs’ operating costs. Our Compensation Committee considered our growth, complexity and success, including our stable and substantial dividend payments to our stockholders. The Committee also considered the amount of our restricted stock that had been granted in recent years. In particular, the Compensation Committee desired to maintain alignment between key employees of the Manager and our stockholders, provide meaningful incentive for the retention of such key employees, reward the performance of such key employees that has resulted in a consistent meaningful cash dividend to stockholders and improved Company performance and ensure that total compensation paid to the Manager and its employees is consistent with similar companies. For 2013, our Compensation Committee approved the awards discussed below, based upon our performance and the individual performance of our NEOs. Among the factors considered by our Compensation Committee were our continued growth, expansion of business units, distributions to our shareholders and our ability to raise and deploy capital. Our Compensation Committee considered these stock awards in addition to considering the total compensation that Resource America proposed for our NEOs.

Upon our CEO’s recommendation, other than for himself, our Compensation Committee approved the following awards for fiscal 2013:

•	Mr. J. Cohen was awarded 211,864 shares of restricted stock for fiscal 2013, as compared to 466,893 shares of restricted stock for fiscal 2012.

•	Mr. Blomstrom was awarded 25,423 shares of restricted stock for fiscal 2013, as compared to 135,823 shares of restricted stock for fiscal 2012.

•	Mr. Bloom was awarded 50,847 shares of restricted stock for fiscal 2013, as compared to 135,823 shares of restricted stock for fiscal 2012.

•	Mr. Brotman was awarded 25,423 shares of restricted stock for fiscal 2013, as compared to 135,823 shares of restricted stock for fiscal 2012.

•	Mr. Bryant was awarded 8,474 shares of restricted stock for fiscal 2013, as compared to 67,911 shares of restricted stock for fiscal 2012. Mr. Bryant was also awarded 1,446 shares of restricted Resource America stock for fiscal 2013, as compared to 7,256 shares of restricted Resource America stock for fiscal 2012.

Compensation and Risks

We believe that the risks material to our business are those that derive from broad-based economic trends and specific trends relating to particular loans, assets securing such loans and properties we hold. We do not believe that these risks are materially affected by, or materially arise from, our compensation policies, since our compensation is in the form of equity grants which typically vest over time. We believe that this encourages our executives to focus on sustained share price appreciation, rather than short-term results. Moreover, risk behavior is a factor considered in all performance assessments. Our insider trading policy prohibits hedging or pledging our common stock.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on its review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this filing.

This report has been provided by the Compensation Committee of the Board of Directors of Resource Capital Corp.

Walter T. Beach, Chairman

Murray S. Levin

P. Sherrill Neff

EXECUTIVE COMPENSATION

Executive Compensation Summary

The following table sets forth certain information concerning the compensation earned for fiscal 2013, 2012 and 2011 for our NEOs:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (2)	All Other Compen- sation ($) (3)	Total ($)
Jonathan Z. Cohen	2013	—		—		1,249,998	—	1,249,998
Chief Executive Officer,	2012	—		—		2,750,000	—	2,750,000
President and Director	2011	—		—		349,996	—	349,996
David J. Bryant	2013	275,000	(1)	287,500	(1)	49,997	12,493	624,990
Senior Vice President,	2012	275,000	(1)	200,000	(1)	399,996	49,994	924,990
Chief Financial Officer,	2011	275,000	(1)	200,000	(1)	—	—	475,000
Chief Accounting Officer and Treasurer
Jeffrey D. Blomstrom	2013	—		—		149,996	—	149,996
Senior Vice President	2012	—		—		799,997	—	799,997
	2011	—		—		100,000	—	100,000
David E. Bloom	2013	—		—		299,997	—	299,997
Senior Vice President–	2012	—		—		799,997	—	799,997
Real Estate Investments	2011	—		—		125,000	—	125,000
Jeffrey F. Brotman	2013	—		—		149,996	—	149,996
Executive Vice President	2012	—		—		799,997	—	799,997
	2011	—		—		199,994	—	199,994

(1)	Mr. Bryant’s salary and bonus were paid by Resource America. We began to reimburse Resource America for Mr. Bryant’s salary and bonus in October 2009. Amounts represent salary and bonus earned for the years indicated, but may not have been paid in full in the respective years.
(2)	Grant date fair value, valued in accordance with FASB Accounting Standards Codification Topic 718 as the closing price of our common stock on the grant date.
(3)	Amounts for Mr. Bryant represent awards of Resource America restricted stock earned during 2013 and 2012. Awards of Resource America restricted stock are valued at the closing price of Resource America common stock on the date of each grant.

Grants of Plan-Based Awards

During 2013, we made a restricted stock award to our chief executive officer. There were no stock options granted during 2013. The following table sets forth information with respect to awards on a grant-by-grant basis. Dividends are payable on awards of our stock, which vests 33% per year over a three year period after the date of grant. Dividends are payable on the Resource America restricted stock, which vests 25% per year over a four year period after issuance.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant date	All other stock awards: number of shares of stock (#)	Grant date fair value of stock awards ($)(2)
Jonathan Cohen (1)
Our restricted stock	1/2/2013	229,000	1,330,490
David J. Bryant
Resource America restricted stock	11/7/2013	1,446	12,493

(1)	Does not include shares of restricted stock granted in 2014 as compensation earned for fiscal 2013 as follows: Mr. J. Cohen – 211,864 shares; Mr. Bryant – 8,474 shares; Mr. Blomstrom – 25,423 shares; Mr. Bloom – 50,847 shares; and Mr. Brotman – 25,423 shares.
(2)	Based on the closing price of our stock on the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2013:

•	restricted stock awards;

•	stock options; and

•	Resource America restricted stock awards.

The following table sets forth information with respect to each of these awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (4)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Jonathan Z. Cohen	100,000	—	15.00	03/07/15	567,471		3,365,103
David J. Bryant	10,000	—	15.00	03/07/15	72,936		432,510
	5,000	—	8.14	05/21/18	10,210	(2)	95,566	(3)
Jeffrey D. Blomstrom	10,000	—	15.00	03/07/15	185,171		1,098,064
David E. Bloom	100,000	—	15.00	03/07/15	132,755		787,237
Jeffrey F. Brotman	—	—	N/A	N/A	197,291		1,169,936

(1)	Based on the closing price of our common stock on December 31, 2013 of $5.93.
(2)	Represents shares of Resource America common stock.
(3)	Based upon the closing price of Resource America’s common stock on December 31, 2013 of $9.36.
(4)	Includes shares of our restricted stock that vest in 2014, 2015 and 2016, respectively as follows: Mr. J. Cohen – 314,820 shares, 176,317 shares and 76,334 shares; Mr. Bryant – 50,299 shares, 22,637 shares and 0 shares; Mr. Blomstrom – 134,078 shares, 51,093 shares and 0 shares; Mr. Bloom – 80,208 shares, 52,547 shares and 0 shares; and Mr. Brotman – 140,196 shares, 57,095 shares and 0 shares.

Option Exercises and Stock Vested

The following table sets forth information regarding restricted stock awards that vested during 2013 for our NEOs. There were no stock options exercised by such officers during 2013.

OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Jonathan Z. Cohen	119,251	723,730
David J. Bryant (our stock)	29,060	177,235
(Resource America stock)	4,223	34,891
Jeffrey D. Blomstrom	55,909	342,643
David E. Bloom	58,968	361,573
Jeffrey F. Brotman	63,517	385,522

(1)	Represents the per share market value of the respective common stock on the vesting dates multiplied by the number of shares vesting.

Equity Compensation Plan Information

The following table summarizes certain information about our 2005 Stock Incentive Plan and Amended and Restated 2007 Omnibus Equity Compensation Plan as of December 31, 2013.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders:
Options	640,666	$14.45
Restricted stock	3,112,595	N/A
Total	3,753,261		771,989	(1)

(1)	We agreed to award certain personnel up to 112,000 shares of restricted stock upon the achievement of certain performance thresholds. The shares, which have been reserved for future issuance under the plans, have not been deducted from the number of securities remaining available for future issuance.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships and Related Party Transactions

Relationship with Resource America and Certain of its Subsidiaries. As of April 8, 2014, Resource America, entities affiliated with it and our executive officers and directors collectively beneficially own 6,731,089 shares of common stock, representing approximately 5.23% of our common stock on a fully-diluted basis. In addition, Resource America holds 2,166 options to purchase common stock. Our executive officers are also officers of Resource Capital Manager, our Manager, and/or of Resource America or its subsidiaries.

For the year ended December 31, 2013, the Manager earned base management fees of approximately $11.6 million and incentive management fees of $1.9 million (including $484,000 paid in the form of 80,189 shares of common stock) and received $3.8 million in expense reimbursements. We are externally managed by the Manager pursuant to a management agreement under which the Manager is entitled to base management fees, incentive management fees and expense reimbursements, including reimbursement for the wages, salaries and benefits of our Chairman, our Chief Financial Officer and several accounting professionals, reimbursement for 50% of the salary and benefits of the director of investor relations, and reimbursement for a proportional share of wages, salaries and benefits of Resource America personnel who perform legal, accounting and other services that outside professionals or consultants would otherwise perform. In addition, subsidiaries of ours which are designated as “ancillary operating subsidiaries” reimburse Resource America, subject to the approval of our independent directors, for the compensation costs incurred by the Manager or Resource America for personnel principally devoted to the subsidiary’s business. The management agreement defines an “ancillary operating subsidiary” as a subsidiary of ours, including a taxable REIT subsidiary, that is an operating entity principally engaged in the evaluation, underwriting, origination, servicing, holding, trading and financing of loans, securities, investments and credit products other than commercial real estate loans.

On November 24, 2010, we entered into an Investment Management Agreement with Resource Capital Markets, Inc., or RCM, a wholly-owned subsidiary of Resource America. The agreement provides that: (a) RCM may invest up to $5.0 million of our funds, with the investable amount being adjusted by portfolio gains (losses) and collections, and offset by expenses, taxes and realized management fees, and (b) RCM can earn a management fee in any year that the net profits earned exceed a preferred return. On June 17, 2011, we revised the Investment Management Agreement to provide an additional $8.0 million of funds. The management fee is 20% of the amount by which the net profits exceed the preferred return. During the year ended December 31, 2013, RCM earned $123,000 in management fees. In addition, we and RCM established an escrow account that allocates the net profit or net losses of the portfolio on a yearly basis based on the net asset value of the account. During the year ended December 31, 2013, RCM earned $35,000 as its share of the net profits as defined in the Investment Management Agreement. We also reimburse RCM for expenses paid on our behalf. For the year ended December 31, 2013, we paid RCM $258,000 as expense reimbursements. Although we have previously reinvested gains from RCM’s activity, and hold $11.6 million in fair market value of trading securities as of December 31, 2013, the portfolio began a partial liquidation during the year ended December 31, 2013.

At December 31, 2013, we were indebted to the Manager for $1.6 million, comprised of base management fees of $997,000 and expense reimbursements of $572,000. At December 31, 2013, we were indebted to RCM under the Investment Management Agreement for $289,000, comprised of incentive management fees of $123,000 and expense reimbursements of $166,000.

During the year ended December 31, 2013, one of our subsidiaries began originating middle market loans. Resource America is paid origination fees by the borrowers in connection with our middle market lending operations, which fees may not exceed 2% of the loan balance for any loan originated. For the year ended December 31, 2013, borrowers paid Resource America $344,000 of such fees.

On November 7, 2013, a wholly-owned subsidiary of ours purchased all of the membership interests in Elevation Home Loans, LLC, a start-up residential mortgage company, from an employee of Resource America for $830,000, paid in the form of 136,659 shares of our restricted common stock, all of which vests on November 7, 2016, and includes dividend equivalent rights.

As of December 31, 2013, we had executed seven securitizations, which were structured for us by the Manager. Under the Management Agreement, the Manager was not separately compensated by us for executing these transactions and is not separately compensated for managing the these entities and their assets. One of these securitizations was liquidated in October 2013.

Relationship with LEAF Financial. LEAF Financial, a subsidiary of Resource America, originated and managed equipment leases and notes on our behalf. On March 5, 2010, we entered into agreements with Lease Equity Appreciation Fund II, L.P., or LEAF II, (an equipment leasing partnership sponsored by LEAF Financial and of which a LEAF Financial subsidiary is the general partner), pursuant to which we provided an $8.0 million credit facility to LEAF II. The credit facility initially had a one year term with interest at 12% per year, payable quarterly, and was secured by all the assets of LEAF II, including its entire ownership interest in LEAF II Receivables Funding, a financing subsidiary of LEAF II. We received a 1% origination fee in connection with establishing the facility. The facility originally matured on March 3, 2011 and was extended until September 3, 2011 with a 1% extension fee paid on the outstanding loan balance. On June 3, 2011, we entered into an amendment to extend the maturity to February 15, 2012 and to decrease the interest rate from 12% to 10% per annum resulting in a troubled-debt restructuring treatment under current accounting guidance. On February 15, 2012, the credit facility was further amended to extend the maturity to February 15, 2013 with a 1% extension fee accrued and added to the amount outstanding. On January 11, 2013, we entered into another amendment to extend the maturity to February 15, 2014 with an additional 1% extension fee accrued and added to the amount outstanding. On December 17, 2013, we entered into another amendment to extend the maturity to February 15, 2015. During 2013, we received interest and principal payments of $624,000 and $1.0 million, respectively, and the largest amount of principal outstanding was $6.8 million. The amount outstanding at December 31, 2013 was $5.7 million.

On November 16, 2011, we, together with LEAF Financial and LEAF Commercial Capital, LLC, or LCC (an equipment leasing entity to which we had contributed equipment leasing assets and cash), entered into a stock purchase agreement, or SPA, with Eos Partners, L.P., a private investment firm, and its affiliates. In exchange for our prior interest in LCC, we received 31,341 shares of Series A Preferred Stock, 4,872 shares of newly issued 8% Series B Redeemable Preferred Stock and 2,364 shares of newly issued Series D Redeemable Preferred Stock, collectively representing, on a fully-diluted basis, a 27.5% interest in LCC. On January 18, 2013, we entered into another stock purchase agreement with LCC to purchase 3,682 shares of newly issued Series A-1 Preferred Stock for $3.7 million. In 2013, we entered into a third stock purchase agreement with LCC to purchase 4,445 shares of newly issued Series E Preferred Stock for $4.4 million. Dividends on the Series E Preferred Stock in the amount of $207,000 have been accrued through December 31, 2013. For the year ended December 31, 2013, we recorded a loss of $183,000 on our investment, which was valued at $41.0 million as of December 31, 2013.

Relationship with CVC Credit Partners. On April 17, 2012, Apidos Capital Management, a former subsidiary of Resource America, was sold to CVC Credit Partners, LLC, a joint venture entity in which Resource America owns a 33% interest. CVC Credit Partners manages internally and externally originated bank loan assets on our behalf. On February 24, 2011, one of our subsidiaries purchased 100% of the ownership interests in Churchill Pacific Asset Management LLC, or CPAM, from Churchill Financial Holdings LLC for $22.5 million. CPAM subsequently changed its name to Resource Capital Asset Management, LLC, or RCAM. Through RCAM, we are entitled to collect senior, subordinated and incentive fees related to five collateralized loan obligation issuers, or CLOs, holding approximately $1.9 billion in assets managed by RCAM. RCAM is assisted by CVC Credit Partners in managing these CLOs. CVC Credit Partners is entitled to 10% of all subordinated fees and 50% of the incentive fees received by RCAM. For the year ended December 31, 2013, CVC Credit Partners earned subordinated fees of $643,000. In October 2012, we purchased 66.6% of the preferred equity in one of the RCAM CDOs. In May 2013, we purchased additional equity in this CLO, increasing our ownership percentage to 68.3%. In September 2013, this CLO was called and the notes were paid down in full. Another RCAM-managed CLO also elected to redeem its outstanding notes in whole in February 2013.

In May, June and July 2013, we invested $15.0 million in CVC Global Credit Opportunities Fund, L.P., a Delaware limited partnership which generally invests in assets through a master-feeder fund structure, or the Master Fund. The General Partner of the Partnership and the Master Fund is CVC Global Credit Opportunities Fund GP, LLC, a Delaware limited liability company. The investment manager of the partnership and the Master Fund is CVC Credit Partners. CVC Capital Partners SICAV-FIS, S.A., a Luxembourg company, together with its affiliates, and Resource America, own a majority and a significant minority interest, respectively, in the investment manager. The fund pays the investment manager a quarterly management fee in advance calculated at the rate of 1.5% annually based on the balance of each limited partner’s capital account. The management fee with respect to our capital account was waived upon entering the agreement because we are a related party of CVC Credit Partners. For the year ended December 31, 2013, we recorded earnings of $1.2 million from this investment.

Relationship with Resource Real Estate. Resource Real Estate, a subsidiary of Resource America, originates, finances and manages our commercial real estate loan portfolio, including whole loans, B notes, mezzanine loans, and investments in real estate. We reimburse Resource Real Estate for loan origination costs associated with all loans originated. There were no such reimbursements in fiscal 2013. Resource Real Estate receives processing fees paid by borrowers associated with originating commercial real estate loans for us, and received $237,500 of such fees in fiscal 2013.

On August 9, 2006, our subsidiary, RCC Real Estate, originated a loan on Lynnfield Place, a multi-family apartment property, in the amount of $22.4 million. The loan was then purchased by RREF CDO 2006-1. The loan, which matures on May 9, 2018, carries an interest rate of the London Interbank Offered Rate, or LIBOR, plus a spread of 3.50% with a LIBOR floor of 2.50%. On June 14, 2011, RCC Real Estate converted this loan, which was collateralized by a multi-family building, to equity. The loan was kept outstanding and continues to be used as collateral in RREF CDO 2006-1. Resource Real Estate Management, LLC, or RREM, an affiliate of Resource America, was appointed as asset manager as of August 1, 2011. RREM performs lease review and approval, debt service collection, loan workout, foreclosure, disposition and/or entitlements and permitting, as applicable. RREM is also responsible for engaging third parties to perform day-to-day property management, property leasing, rent collection, maintenance, and capital improvements. RREM is entitled to a monthly asset management fee equal to 4.0% of the gross receipts generated from the property. For the year ended December 31, 2013, we incurred management fees payable to RREM in the amount of $136,000.

On December 1, 2009, we purchased a membership interest in RRE VIP Borrower, LLC (an unconsolidated entity that holds an interest in a real estate joint venture) from Resource America for $2.1 million, its book value. This joint venture, which is structured as a credit facility with Värde Investment Partners, LP, acting as lender, finances the acquisition of distressed properties and mortgage loans and has the objective of repositioning both the directly-owned properties and the properties underlying the mortgage loans to enhance their value. The agreement requires us to contribute 3% to 5% (depending on the terms of the agreement pursuant to which the particular asset is being acquired) of the total funding required for each asset acquisition as needed up to a specified amount. RREM acts as asset manager of the venture and receives a monthly asset management fee equal to 1.0% of the combined investment calculated as of the last calendar day of the month. For the year ended December 31, 2013, we paid RREM management fees of $28,000. For the year ended December 31, 2013, we recorded income of $278,000 on the investment.

On January 15, 2010, we loaned $2.0 million to Resource Capital Partners, Inc., or RCP, a wholly-owned subsidiary of Resource America, so that it could acquire a 5.0% limited partnership interest in Resource Real Estate Opportunity Fund, L.P., or RRE Opportunity Fund. RCP is the general partner of the RRE Opportunity Fund. The loan is secured by RCP’s partnership interest in the RRE Opportunity Fund. The promissory note bears interest at a fixed rate of 8.0% per annum on the unpaid principal balance. In the event of default, interest will accrue and be payable at a rate of 5.0% in excess of the fixed rate. Interest is payable quarterly. Mandatory principal payments must also be made to the extent distributable cash or other proceeds from the partnership represent a return of RCP’s capital. The loan matures on January 14, 2015, and RCP has options to extend the loan for two additional 12-month periods. Interest and principal payments of $125,000 and $621,000, respectively, were made during the year ended December 31, 2013. The largest amount of principal outstanding during 2013 was $1.6 million. The loan balance was $950,000 at December 31, 2013.

On June 21, 2011, we entered into a joint venture with an unaffiliated third party to form CR SLH Partners, L.P., or SLH Partners, to purchase a defaulted promissory note secured by a mortgage on a multi-family apartment building. We purchased a 10% preferred equity interest in the venture and also loaned SLH Partners $7.0 million to finance the project secured by a first mortgage lien on the property. The loan was fully repaid in 2012. RREM was appointed as the asset manager of the venture. RREM performs lease review and approval, debt service collection, loan workout, foreclosure, disposition and permitting, as applicable. RREM is also responsible for engaging third parties to perform day-to-day property management, property leasing, rent collection, maintenance, and capital improvements. RREM receives an annual asset management fee equal to 4.0% of the gross receipts generated from the property. The property paid RREM $200,000 for the fiscal year ended December 31, 2013.

In 2011, our subsidiary, RCC Real Estate, acquired a multi-family apartment building and appointed RREM as asset manager. RREM received a monthly asset management fee equal to the greater of 4.0% of the gross receipts generated from the property or $12,600. We paid fees of $151,000 to RREM during the year ended December 31, 2013. On September 30, 2013, the property was sold.

On June 19, 2012, we entered into a joint venture with Värde Investment Partners, LP acting as lender, to purchase two condominium developments. We purchased a 7.5% equity interest in the venture. RREM was appointed as the asset manager of the venture to perform lease review and approval, debt service collection, loan workout, foreclosure, disposition and permitting, as applicable. RREM is also responsible for engaging third parties to perform day-to-day property management, property leasing, rent collection, maintenance, and capital improvements. RREM receives an annual asset management fee equal to 1% of outstanding contributions. We paid RREM management fees of $38,000 during the year ended December 31, 2013.

In December 2013, we closed Resource Capital Corp. CRE Notes 2013, Ltd., a $307.8 million real estate securitization that provides financing for commercial real estate loans. Resource Real Estate serves as special servicer. With respect to each specialty service mortgage loan, Resource Real Estate receives an amount equal to the product of (a) the special servicing fee rate, 0.05% per annum, and (b) the outstanding principal balance of such Specialty Service Mortgage Loan. The servicing fee is payable monthly, on an asset-by-asset basis. No such fees were paid to Resource Real Estate in fiscal 2013. We utilize the brokerage services of Resource Securities Inc., or Resource Securities, a wholly-owned broker-dealer subsidiary of Resource America, on a limited basis to conduct some of our asset trades. We paid Resource Securities a $205,000 placement agent fee in connection with this transaction.

Relationship with Law Firm. Ledgewood is a law firm that has provided legal services to us since our formation. Mr. E. Cohen, who was of counsel to Ledgewood until April 1996, receives certain debt service payments from Ledgewood related to the termination of his affiliation with Ledgewood and its redemption of his interest in the firm. From 1995 until March 2006, Mr. Jeffrey F. Brotman was the managing shareholder of Ledgewood. Mr. Brotman remained of counsel to Ledgewood through June 2007, at which time he became an Executive Vice President of Resource America. In connection with his separation arrangement, Mr. Brotman receives payments from Ledgewood. We paid Ledgewood $360,000 for legal services in 2013.

Policies and Procedures Regarding Related Party Transactions

Under our Management Agreement with the Manager and Resource America, we have established written policies regarding the offer of potential investments to us, our acquisition of those investments and the allocation of those investments among other programs managed by the Manager or Resource America. We have also established written policies regarding investing in investment opportunities in which the Manager or Resource America has an interest and regarding investing in any investment fund or CDO structured, co-structured or managed by the Manager or Resource America.

The Manager and Resource America must offer us the right to consider all investments they identify that are within the parameters of our investment strategies and policies. If the Manager and Resource America identify an investment that is appropriate both for us and for one or more other investment programs managed by them, but the amount available is less than the amount sought by all of their investment programs, they will allocate the investment among us and such other investment programs in proportion to the relative amounts of the investment sought by each. If the portion of the investment allocable to a particular investment program would be too small for it to be appropriate for that investment program, either because of economic or market inefficiency, regulatory constraints (such as REIT qualification or exclusion from regulation under the Investment Company Act) or otherwise, that portion will be reallocated among the other investment programs. Investment programs that do not receive an allocation will have preference in future investments where investment programs are seeking more of the investment than is available so that, on an overall basis, each investment program is treated equitably.

To equitably allocate investments that the Manager or Resource America has acquired at varying prices, the Manager and Resource America will allocate the investment so that each investment program will pay approximately the same average price.

The Manager and Resource America may make exceptions to these general policies when other circumstances make application of the policies inequitable or uneconomic.

The Manager has also instituted policies designed to mitigate potential conflicts of interest between it and us, including:

•	We will not be permitted to invest in any investment fund or CDO structured, co-structured or managed by the Manager or Resource America other than those structured, co-structured or managed on our behalf. The Manager and Resource America will not receive duplicate management fees from any such investment fund or CDO to the extent we invest in it.

•	We will not be permitted to purchase investments from, or sell investments to, the Manager or Resource America, except that we may purchase investments that have been originated by the Manager or Resource America within 60 days before our investment.

•	Any transactions between entities managed by the Manager or Resource America and us must be approved by a majority of our independent directors.

Except as described above or provided for in our management agreement with the Manager and Resource America, we have not adopted a policy that expressly prohibits transactions between us or any of our directors, officers, employees, security-holders or affiliates. However, our code of business conduct and ethics prohibits any transaction that involves an actual or potential conflict except for transactions permitted under guidelines which may be adopted by our Board of Directors. No such guidelines have been adopted as of the date of this report. In addition, our Board of Directors may approve a waiver of the code of ethics and business conduct for a specific transaction, which must be reported to our stockholders to the extent required by applicable law or New York Stock Exchange rule.

PROPOSAL 2. APPROVAL OF THE RESOURCE CAPITAL CORP.

AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

Our Board of Directors has amended and restated the Resource Capital Corp. Omnibus Equity Compensation Plan, which we refer to herein as the Omnibus Plan, to be effective as of May 29, 2014, subject to stockholder approval. The Omnibus Plan has been amended to: (i) increase the number of shares authorized for issuance under the Omnibus Plan from 5,400,000 shares to 13,100,000 shares; (ii) extend the expiration date of the Omnibus Plan to May 29, 2024; and (iii) make other clarifying and updating amendments to the Omnibus Plan. The Board of Directors recommends approval of the Omnibus Plan by our stockholders at the Meeting.

Stockholder approval is being sought (i) so that the compensation attributable to grants under the Omnibus Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, (see discussion of section 162(m) under “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet New York Stock Exchange requirements. If the stockholders do not approve the Omnibus Plan, the 2007 Omnibus Equity Compensation Plan, as previously amended and restated, will continue in effect without regard to this restatement of the Omnibus Plan.

As of April 8, 2014, we had 128,577,980 common shares outstanding. Additionally, as of March 18, 2014, we had 137,981 shares available for grant under the Omnibus Plan and 2,597 shares available under the 2005 Stock Incentive Plan. Also, as of March 18, 2014, we had a total of 640,666 stock options outstanding under our equity compensation plans with a weighted average exercise price of $14.45 and weighted average remaining term of 1.59 years, and a total of 2,428,452 full-value awards outstanding under our equity compensation plans. Other than the foregoing, no other compensatory awards under our equity compensation plans or otherwise were outstanding or available for grant as of March 18, 2014.

In order to better manage our burn rate and align it with best industry practices, we commit that, with respect to the number of shares subject to awards granted over the next three fiscal years (2014, 2015 and 2016), we will maintain an average annual burn rate over that period that does not exceed 2.86% of weighted common shares outstanding. For purposes of calculating the number of shares granted in a particular fiscal year, all awards will first be converted into option-share equivalents. In this case, each share that is subject to awards other than options or SARs will count as equivalent to 2.5 option shares.

The Board believes that the approval of the Omnibus Plan by the stockholders will further our compensation structure and strategy. Our ability to attract, retain and motivate top quality employees, directors and other persons who provide services to us, including portfolio managers and other employees of the Manager and Resource America, is material to our success, and the Board has concluded that this would be enhanced by our ability to make grants under the Omnibus Plan. In addition, the Board believes that the interests of our company and stockholders will be advanced if we can offer employees and non-employee directors the opportunity to acquire or increase their proprietary interests in our company. Our existing 2005 Stock Incentive Plan will continue in effect according to its terms.

The material terms of the Omnibus Plan are summarized below. A copy of the full text of the Omnibus Plan is attached to this Proxy Statement as Exhibit A. This summary of the Omnibus Plan is not intended to be a complete description of the Omnibus Plan and is qualified in its entirety by the actual text of the Omnibus Plan to which reference is made.

Material Features of the Omnibus Plan

General. The Omnibus Plan provides that grants may be in any of the following forms:

•	incentive stock options

•	nonqualified stock options

•	stock appreciation rights (referred to as SARs)

•	stock units

•	performance shares

•	stock awards

•	dividend equivalents

•	other stock-based awards

The Omnibus Plan authorizes up to 13,100,000 shares of Common Stock for issuance, subject to adjustment as described below. If and to the extent options and SARs granted under the Omnibus Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, performance shares, dividend equivalents or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Omnibus Plan. If any shares of Common Stock are withheld to pay the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to a grant, such shares will not be available for re-issuance under the Omnibus Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any grants are paid in cash, and not in shares of Common Stock, any shares previously subject to such grants will not count against the share limits under the Omnibus Plan.

The Omnibus Plan provides that the maximum aggregate number of shares of Common Stock with respect to which grants, other than dividend equivalents, may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the Omnibus Plan in excess of $350,000. The individual limits described in this paragraph shall apply without regard to whether the grants are to be paid in Common Stock or in cash. All cash payments (other than dividend equivalents) shall equal the fair market value of the shares of Common Stock to which the cash payment relates.

If approved by the stockholders, the amended and restated Omnibus Plan will become effective on May 29, 2014.

Administration. The Omnibus Plan is administered and interpreted by the Compensation Committee of our Board of Directors, except that the Board of Directors may make grants under the Omnibus Plan to our non-employee directors. The Administrator may delegate its authority under the Omnibus Plan, as appropriate, with respect to grants to persons who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended. References to the Administrator mean the Compensation Committee or the Board of Directors, including any delegates, as appropriate. The Administrator has the authority to (i) determine the individuals to whom grants will be made under the Omnibus Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Omnibus Plan that set forth the specific terms and conditions for grants under the Omnibus Plan, and (vi) deal with any other matters arising under the Omnibus Plan. The determinations of the Administrator are made in its sole discretion and are final, binding and conclusive.

Eligibility for Participation. All of our employees and directors, as well as other persons who provide services to us, including portfolio managers and other employees of the Manager and Resource America, Inc., will be eligible for grants under the Omnibus Plan. As of April 8, 2014, approximately 100 of our employees and employees of Resource America and 8 of our non-employee directors are eligible to receive grants under the Omnibus Plan.

Types of Awards.

Stock Options

The Administrator may grant options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code (ISOs) or nonqualified stock options that are not intended to so qualify (NQSOs) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Omnibus Plan may receive a grant of NQSOs. Only employees of our company and certain of our subsidiaries may receive a grant of ISOs.

The Administrator fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Omnibus Plan may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of our company or a subsidiary, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Administrator determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of our company or a subsidiary, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Administrator, in its sole discretion, which is specified in the grant letter. A grantee may pay the exercise price and any withholding taxes upon exercise of an option: (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of Common Stock having a fair market value on the date of exercise equal to the exercise price, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law.

SARs

The Administrator may grant SARs to anyone eligible to participate in the Omnibus Plan. SARs may be granted in connection with, or independently of, any option granted under the Omnibus Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount set forth in the grant letter. The base amount shall not be less than the fair market value of the Common Stock subject to the SARs on the date of grant. Such payment to the grantee will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Administrator. The Administrator will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. SARs have a maximum term of ten years from the grant date. SARs may be exercised while the grantee is employed by or providing service to our company or within a specified period of time after termination of such employment or service.

Stock Units

The Administrator may grant stock units to anyone eligible to participate in the Omnibus Plan. Each stock unit provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share Common Stock at a future date. The Administrator determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Administrator. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Administrator.

Performance Shares

The Administrator may grant performance shares to anyone eligible to participate in the Omnibus Plan. Each performance share provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share Common Stock, if specified performance goals are met. The Administrator determines the number of performance shares that will be granted, the performance goals and other conditions for payment of performance shares, the target amount that will be paid under a performance share based on the achievement of the performance goals, and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Administrator.

Stock Awards

The Administrator may grant stock awards to anyone eligible to participate in the Omnibus Plan. The Administrator may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Administrator will determine whether they will lapse over a period of time or according to such other criteria as the Administrator determines. The Administrator determines the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. The Administrator will determine to what extent and under what conditions grantees will have the right to vote shares of Common Stock and to receive dividends or other distributions paid on such shares during the restriction period. The Administrator may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Dividend Equivalents

The Administrator may grant dividend equivalents to anyone eligible to participate in the Omnibus Plan. Dividend equivalents may be granted in connection with any grants under the Omnibus Plan, other than options or SARs, and may be payable in cash or shares of Common Stock. Dividend equivalents may be paid currently or accrued as contingent cash obligations or converted to stock units, as determined by the Administrator. The terms and conditions of dividend equivalents are determined by the Administrator. Dividend equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

Other Stock-Based Awards

The Administrator may grant other stock-based awards (which are awards other than options, SARs, stock units, performance shares, stock awards and dividend equivalents) under the Omnibus Plan. The Administrator may grant such other stock-based awards to anyone eligible to participate in the Omnibus Plan. These grants may be cash-based or based on, measured by or payable in shares of Common Stock, and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The terms and conditions for these grants will be determined by the Administrator.

Qualified Performance Based Compensation. The Administrator may make grants to employees of stock units, performance shares, stock awards, dividend equivalents and other stock-based awards that are intended to meet the requirements of qualified performance based compensation under section 162(m) of the Code. The Administrator will establish in writing (i) the objective performance goals that must be met in order for the grants to vest or be payable, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Administrator deems appropriate and consistent with the Omnibus Plan and the requirements of section 162(m) of the Code. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Administrator. The Administrator will establish in writing the performance goals that must be met either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed. The Committee may not increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: Common Stock price, earnings per share of Common Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, revenue growth, assets under management, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The foregoing measures may be based on the employee’s business unit or the performance of our company or our subsidiaries independently or as a whole, or a combination of the foregoing.

Deferrals. The Administrator may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the grantee in connection with a grant under the Omnibus Plan. The Administrator will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limit on the number of shares of Common Stock for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Omnibus Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Administrator to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change of Control. If a change of control occurs where our company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change of control, the Administrator may also take any of the following actions with respect to outstanding grants: (i) provide that all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) provide that the restrictions and conditions on all outstanding stock awards will immediately lapse, (iii) provide that grantees holding outstanding stock units, performance shares, dividend equivalents and other stock-based awards will receive payment in settlement of such award in an amount determined by the Administrator, (iv) require that grantees surrender their outstanding options and SARs in exchange for payment, in cash or shares of Common Stock as determined by the Administrator, in an amount equal to the amount (if any) by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable, or (v) after giving grantees the opportunity to exercise their outstanding options and SARs, the Administrator may terminate any or all unexercised options and SARs at such time as the Administrator determines appropriate. The Administrator making the determinations following a change of control must be comprised of the same members as those on the Administrator immediately before the change of control.

The Administrator making the foregoing determinations following a Change of Control must be comprised of the same persons who constitute the Administrator immediately before the Change of Control.

No Repricing of Options or SARs. Except in connection with a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without stockholder approval.

Amendment and Termination of the Omnibus Plan. The Board of Directors may amend or terminate the Omnibus Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Omnibus Plan will terminate on June 23, 2021, unless the Omnibus Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the stockholders.

New Plan Benefits. Grants under the Omnibus Plan are discretionary, so it is currently not possible to predict the number of shares of Common Stock that will be granted or who will receive grants under the Omnibus Plan after the Meeting.

The last sales price of our Common Stock on April 8, 2014, was $5.55 per share.

Federal Income Tax Consequences

The Federal income tax consequences arising with respect to grants under the Omnibus Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to grants under the Omnibus Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to grantees in the Omnibus Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of Common Stock. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of Common Stock are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture under section 83(b) of the Code); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of such option are held until the greater of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to one of our top five officers, if and to the extent such compensation does not qualify as qualified performance-based compensation under section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same year, exceeds $1 million, and (iv) an award may be taxable to the recipient as ordinary income, with an additional 20% tax, at the time it becomes vested (even if the vesting date is prior to settlement of the award), if the award constitutes “deferred compensation” under section 409A of the Code, and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated officers, other than the chief financial officer, in excess of $1,000,000 in any year. Compensation that qualifies as qualified performance based compensation is excluded from the $1,000,000 deduction cap, and therefore remains fully deductible by the corporation that pays it. Options and SARs are intended to meet the requirements of qualified performance based compensation. Stock units, performance shares, stock awards, dividend equivalents and other stock-based awards granted under the Omnibus Plan will only meet the requirements of qualified performance based compensation if the Administrator conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary to satisfy our federal, state or local tax withholding obligations with respect to grants under the Omnibus Plan. We may withhold from amounts payable under the Omnibus Plan or other compensation an amount necessary to satisfy tax withholding obligations. The Administrator may permit a grantee to satisfy the withholding obligation by having shares withheld from payment of a grant, provided that the number of shares withheld does not exceed the minimum applicable tax withholding for federal, state and local tax liabilities. The Administrator may permit a grantee to satisfy our withholding obligation that exceeds the minimum applicable withholding rate by transferring to us previously acquired shares of Common Stock.

Vote Required for Approval

The proposal to approve the Omnibus Plan requires for its approval the affirmative vote of a majority of the votes cast. Any abstentions will have the effect of votes against the proposal. The shares not voted for approval and abstentions will be counted as votes cast on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is providing stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our NEOs as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our fiscal 2013 executive compensation programs and policies and the compensation paid to our NEOs.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, while we do not pay cash compensation to any of our NEOs, we do reimburse Resource America for the wages, salaries and benefits paid by the Manager to our Chairman and Chief Financial Officer. Further, we make awards under our equity compensation plans to align the interests of our NEOs with those of our stockholders, by connecting their compensation to the performance of our stock and by allowing them to share in the creation of value for our stockholders through stock appreciation and dividends.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the stockholders, on an advisory basis, approve the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in our proxy statement dated April 15, 2014.”

This vote will not be binding on or overrule any decisions by the Board of Directors, nor will it create or imply any additional fiduciary duty on the part of the Board, nor will it restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.

At our 2011 annual meeting, stockholders determined that an advisory vote on the compensation of our NEOs should be held every three years and, accordingly, our next advisory vote on NEO compensation will be held at our 2017 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Grant Thornton, LLP, or Grant Thornton, as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2014. Although approval is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. The Audit Committee anticipates engaging Grant Thornton to review our financial statements for fiscal 2014. If the selection of Grant Thornton is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Grant Thornton is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON TO AUDIT OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

We expect that representatives of Grant Thornton will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Audit Fees. The aggregate fees billed by our independent auditors, Grant Thornton LLP, for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2013 and 2012 (including a review of internal controls for December 31, 2013 and 2012 as required under Section 404 of the Sarbanes-Oxley Act of 2002) and for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q during each of the years then ended were $824,000 and $840,000 , respectively.

Audit-Related Fees. The aggregate fees billed by Grant Thornton for audit-related services, principally including consulting on accounting issues, for the years ended December 31, 2013 and 2012 were $62,000 and $24,000, respectively.

Tax Fees. The aggregate fees billed by Grant Thornton for professional services related to tax compliance, tax advice or tax planning for the years ended December 31, 2013 and 2012 were $24,000 and $51,000, respectively.

All Other Fees. We did not incur any fees in 2013 and 2012 for other services not included above.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee, on at least an annual basis, reviews audit and non-audit services performed by Grant Thornton LLP as well as the fees charged by Grant Thornton LLP for such services. Our policy is that all audit and non-audit services must be pre-approved by the Audit Committee. All of such services and fees were pre-approved during the year ended December 31, 2013.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Stockholders who desire to include proposals or director nominations in our 2015 proxy statement must submit such proposals or nominations to our Secretary no later than December 17, 2014. Such items must comply with the eligibility standards promulgated by the SEC.

Also, under our Bylaws, any stockholder who wishes to nominate candidates for election as director or present a proposal at our 2015 annual meeting of stockholders, but not for inclusion in our proxy statement, must deliver written notice to our Secretary no earlier than November 17, 2014 and no later than December 17, 2014. The notice must contain all of the information required by our Bylaws, a copy of which is available upon request from the Secretary.

By order of the Board of Directors,

Michael S. Yecies, Secretary

April 15, 2014

EXHIBIT A

RESOURCE CAPITAL CORP.

OMNIBUS EQUITY COMPENSATION PLAN

Amended and Restated as of May 29, 2014

1. Purpose

The purpose of the Plan is to provide (i) employees of the Company or an Affiliate of the Company, (ii) any individual who provides services to the Company or an Affiliate of the Company, including portfolio managers and other employees of Resource Capital Manager, Inc. and Resource America, Inc., and (iii) members of the Board, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders. The Plan has been amended and restated as of May 29, 2014, subject to stockholder approval of the Plan.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Administrator” means the Committee and any delegate of the Committee that is appointed in accordance with Section 3, except that the Board shall be the Administrator with respect to Grants to Non-Employee Directors.

(b) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

(c) “Board” means the Company’s Board of Directors as constituted from time to time.

(d) “Change of Control” means the first to occur of any of the following events:

(i) the Manager, or a direct or indirect wholly owned subsidiary of Resource America, ceases to be the investment manager of the Company;

(ii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person other than any one or more Qualified Affiliates;

(iii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of the Company, other than an acquisition by one or more Qualified Affiliates; or

(iv) directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means Resource Capital Corp., a Maryland corporation.

(g) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(h) “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(i) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock, Performance Shares or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Administrator) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(j) “Effective Date” of the amended and restated Plan means May 29, 2014, subject to approval by the stockholders of the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” of Stock is (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange, the last reported sale price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Administrator determines, or (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Administrator.

(m) “Grant” means an Option, SAR, Stock Unit, Performance Share, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(n) “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(o) “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(p) “Manager” means Resource Capital Manager, Inc., a Delaware corporation.

(q) “Non-Employee Director” means a non-employee director of the Company as defined by Rule 16b-3 under the Exchange Act.

(r) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(s) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(t) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Administrator.

(u) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(v) “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of the Company.

(w) “Participant” means an employee of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company, including a portfolio manager or other employee of the Manager or Resource America, and is selected by the Administrator to receive a Grant under the Plan.

(x) “Performance Shares” means an award of phantom shares, representing one or more shares of Stock, as described in Section 10.

(y) “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, or unincorporated association, and any fiduciary acting in such capacity on behalf of any of the foregoing.

(z) “Plan” means this Resource Capital Corp. Omnibus Equity Compensation Plan, as in effect from time to time.

(aa) “Qualified Affiliate” means (i) any Person that is part of a controlled group or under common control with the Company or Resource America; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company; or (iii) any Person controlled by any executive officer (as defined by Rule 16a-1(f) of the Exchange Act) of the Company. For purposes of this definition, “controlled by” shall mean possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(bb) “Resource America” means Resource America, Inc., a Delaware corporation.

(cc) “Stock” means the common stock, par value $0.001, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 18.

(dd) “SAR” means an award of a stock appreciation right, as described in Section 8.

(ee) “Stock Award” means an award of Stock, as described in Section 11.

(ff) “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(gg) “Subsidiary” means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), “Subsidiary” shall mean a “subsidiary corporation,” as defined in section 424(f) of the Code, of the Company.

(hh) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 17.

3. Administration

(a) The Plan shall be administered by the Administrator. The Administrator shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 20, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(b) The Administrator shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrator’s interpretations of the Plan and all determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(c) The Administrator, in its discretion, may delegate to one or more officers of the Company all or part of the Administrator’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan and the Administrator’s prior delegation. Any delegation by the Administrator pursuant to this Section shall be subject to such conditions and limitations as may be determined by the Administrator and shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Stock is then listed.

4. Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Administrator deems appropriate and as are specified in writing by the Administrator in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. The Administrator shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Administrator shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares of Stock Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 13,100,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

(b) Share Counting. For administrative purposes, when the Administrator makes a Grant payable in Stock, the Administrator shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares, Dividend Equivalents or Other

Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. Shares of Stock withheld in payment of the Option Price of an Option or withheld for purposes of satisfying the Employer’s minimum tax withholding obligations with respect to Grants under the Plan shall not be available for re-issuance or transfer under the Plan. Upon the exercise of an Option through the withholding of shares or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Stock remaining available for issuance under the Plan and the number of shares of Stock remaining available for exercise under the Option or SAR, the number of such shares shall be reduced by the gross number of shares for which the Option or SAR is exercised. To the extent that any Grants are paid in cash and not shares of Stock, such Grants shall not count against the share limits in subsection (a) above. For the avoidance of doubt, if shares of Stock are repurchased on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 1,00,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $350,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Administrator, in such manner as the Administrator deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 18 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Administrator shall be final, binding and conclusive.

6. Eligibility for Participation

Any employee of the Company or an Affiliate of the Company, any member of the Board and any individual who provides services to the Company or an Affiliate of the Company, including a portfolio manager or other employee of the Manager or Resource America, is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate of the Company. Grants will be made only to persons who are employees, directors, consultants or advisors of the Company for purposes of Form S-8 registration under the Securities Act of 1933, as amended. Options and SARs may be granted only to persons who perform direct services to the Company on the date of grant, as determined under section 409A of the Code.

7. Options

(a) General Requirements. The Administrator may grant Options to a Participant upon such terms and conditions as the Administrator deems appropriate under this Section 7.

(b) Number of Shares. The Administrator shall determine the number of shares of Stock that will be subject to each Grant of Options to Participants.

(c) Type of Option and Price.

(i) The Administrator may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. Nonqualified Stock Options may be granted to any Participant.

(ii) The Option Price shall be determined by the Administrator and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to any person who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d) Option Term. The Administrator shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Administrator and specified in the Grant Instrument. The Administrator may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f) Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Company, an Affiliate or another entity as designated in the Grant Instrument. The Administrator shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of Stock subject to the Option, by delivering shares of Stock owned by the Participant or by attestation (on a form prescribed by the Administrator) to ownership of shares of Stock (in each case, such shares of Stock shall have an aggregate Fair Market Value on the date of exercise equal to the Option Price), (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Administrator depending on the type of payment being made.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8. SARs

(a) General Requirements. The Administrator may grant SARs to any Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b) Terms of SARs. The Administrator shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Administrator will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable. The term of SARs shall not exceed ten years from the Date of Grant.

(c) Base Amount. The Administrator shall establish the base amount of the SAR at the time the SAR is granted. The base amount shall not be less than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant.

(d) Payment With Respect to SARs. The Administrator shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Administrator deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e) Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

9. Stock Units

(a) General Requirements. The Administrator may grant Stock Units to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Administrator may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

(d) Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

10. Performance Shares

(a) General Requirements. The Administrator may grant Performance Shares to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Performance Shares. The Administrator shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

(c) Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Administrator may establish in the Grant Instrument a target amount to be paid under a Performance Share based on achievement of the performance goals.

(d) Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

11. Stock Awards

(a) General Requirements. The Administrator may issue or transfer shares of Stock to a Participant under a Stock Award, upon such terms and conditions as the Administrator deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Administrator. The Administrator may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Administrator deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Administrator shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Administrator may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Administrator shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Administrator may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

12. Dividend Equivalents

(a) General Requirements. When the Administrator makes a Grant under the Plan, other than an Option or SAR, the Administrator may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Administrator deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Administrator. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Administrator. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Administrator may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Administrator.

13. Other Stock-Based Awards

The Administrator may grant other awards that are cash-based or based on, measured by or payable in Stock to Participants, on such terms and conditions as the Administrator deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Administrator in the Grant Instrument.

14. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Administrator may determine that Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b) Performance Goals. When Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Administrator shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Administrator deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Administrator may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Criteria Used for Objective Performance Goals. The Administrator shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company, a Subsidiary, or the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Administrator shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Administrator shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. The Administrator shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Instrument.

(f) Death, Disability or Other Circumstances. The Administrator may provide in the Grant Instrument that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

15. Deferrals

The Administrator may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Administrator shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall be intended to comply with the requirements of section 409A of the Code, and any corresponding regulations and guidance.

16. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the

Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Administrator so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Administrator may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to the Company shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company. The elections described in this subsection (b) must be in a form and manner prescribed by the Administrator and may be subject to the prior approval of the Administrator.

17. Transferability of Grants

(a) In General. Except as provided in this Section 17, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Administrator, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Administrator may provide in a Grant Instrument that a Participant may transfer Nonqualified Stock Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Administrator may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

18. Consequences of a Change of Control

(a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Administrator may take any of the following actions with respect to any or all outstanding Grants: the Administrator may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Administrator determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Administrator determines, (iii) determine that Participants holding Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Administrator, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Administrator deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Administrator may specify. The Administrator shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

(c) Administrator. The Administrator making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those constituting the Administrator immediately before the Change of Control.

19. Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Administrator. The Administrator shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Administrator shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

20. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code, applicable laws and stock exchange requirements, or as required by Section 21(b) below. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 21(b) below.

(b) No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, which is May 29, 2024, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Administrator with respect to an outstanding Grant.

21. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Administrator to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Administrator may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Administrator shall prescribe the provisions of the substitute Grants.

(b) Compliance with Law.

(i) The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Administrator may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Administrator may also adopt rules regarding the withholding of taxes on payments to Participants. The Administrator may, in its sole discretion, agree to limit its authority under this Section.

(ii) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii) Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the

Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Administrator or its delegate in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company nor any other Employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other Employer. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Participant or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Administrator shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Clawback Policies. All Grants under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, if any, as such policy may be in effect from time to time.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

RESOURCE CAPITAL CORP.

May 29, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement and our 2013 Annual Report

are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=192004&p=proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 00033333333333333100 5	052914
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR all nominees listed, FOR approval of the Amended and Restated Omnibus Equity Compensation Plan and FOR the ratification of Grant Thornton LLP for the fiscal year ending December 31, 2014. If you do not specify how you want to vote your shares on the advisory vote on the Resource Capital Corp. 2013 compensation plan for its named executive officers and on the proposal concerning other business properly brought before the meeting, your votes will be counted as abstentions.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

	1. ELECTION OF DIRECTORS: Walter T. Beach Edward E. Cohen Jonathan Z. Cohen Richard L. Fore William B. Hart Gary Ickowicz Steven J. Kessler Murray S. Levin P. Sherrill Neff		FOR ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	AGAINST ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	ABSTAIN ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
	Stephanie H. Wiggins		☐	☐	☐
	2.	PROPOSAL TO ADOPT THE RESOURCE CAPITAL CORP. AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN.	☐	☐	☐
	3.	PROPOSAL TO APPROVE AN ADVISORY VOTE ON THE RESOURCE CAPITAL CORP. 2013 COMPENSATION PLAN FOR ITS NAMED EXECUTIVE OFFICERS.	☐	☐	☐
	4.	PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RESOURCE CAPITAL CORP. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.	☐	☐	☐
	5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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	RESOURCE CAPITAL CORP.
	PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RESOURCE CAPITAL CORP.

The undersigned hereby constitutes and appoints Jonathan Z. Cohen and Michael S. Yecies, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource Capital Corp. held of record by the undersigned on April 8, 2014, at the Annual Meeting of Stockholders of Resource Capital Corp. to be held on Thursday, May 29, 2014 and at any and all adjournments thereof as follows:

	(Continued and to be signed on the reverse side.)

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